AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 13, 1994
                                                  Registration No. 33-

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT of 1933

                        H. F. AHMANSON & COMPANY
         (Exact name of registrant as specified in its charter)
                  DELAWARE                     95-0479700
      (State or other jurisdiction of       (I.R.S. employer
       incorporation or organization)     identification no.)

                          4900 Rivergrade Road
                       Irwindale, California 91706
           (Address of principal executive offices) (Zip Code)


                        1993 STOCK INCENTIVE PLAN
                        (Full title of the plan)


                         GEORGE G. GREGORY, ESQ.
              Executive Vice President and General Counsel
                        H. F. Ahmanson & Company
                          4900 Rivergrade Road
                       Irwindale, California 91706
                 (Name and address of agent for service)

                             (818) 960-6311
      (Telephone number, including area code, of agent for service)

                             With a copy to:
                          Bruce D. Meyer, Esq.
                         Gibson, Dunn & Crutcher
                         2029 Century Park East
                      Los Angeles, California 90067
                             (310) 552-8500

                     CALCULATION OF REGISTRATION FEE


                                Proposed       Proposed
  Title of                       maximum        maximum       Amount of
 securities       Amount        offering       aggregate    registration
    to be          to be          price        offering          fee
 registered     registered      per share        price

Common Stock   8,000,000(1)    $17.875 (2)   $143,000,000(2) $49,310.34



                  (cover page continues on next page.)

(1) Based on the registrant's estimate of the number of shares of Common Stock that will be purchased pursuant to the 1993 Stock Incentive Plan (the "Plan). Pursuant to Rule 416(c), there is also being registered such number of additional shares of Common Stock that may become available for purchase under the Plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company reported on the New York Stock Exchange composite tape on May 9, 1994 of $17.875.

                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents of H. F. Ahmanson & Company, a
Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission are hereby incorporated by reference in the Registration Statement:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 1-8930) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (ii)   The Company's Current Report on Form 8-K (File No. 1-
8930) dated February 9, 1994 filed pursant to Section 13 of the Exchange
Act; and

          (iii) The description of the Company's Common Stock set forth under the heading "Description of Registrant's Securities" in the Company's Registration Statement on Form 8-A (File No.1-8930) filed with the Commission pursuant to the Exchange Act on June 24, 1985, together with any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The General Corporation Law of the State of Delaware, the state of incorporation of Ahmanson, and the Bylaws of Ahmanson provide for indemnification of directors and officers. Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her. The determination of whether a director, officer, employee or agent should be indemnified is made by a majority of disinterested directors, independent legal counsel or the stockholders.

          Directors and officers of Ahmanson are covered under policies of directors' and officers' liability insurance with coverage aggregating $45,000,000. The directors and all officers serving Ahmanson as first vice presidents or in a higher position are parties to Indemnity Agreements with Ahmanson (the "Indemnity Agreements"). The Indemnity Agreements provide indemnification for the directors and covered officers in the event the directors' and officers' liability insurance does not cover a particular claim for indemnification or if such a claim or claims exceed the limits of such coverage. The Indemnity Agreements are generally intended to provide indemnification for any amounts a director or covered officer is legally obligated to pay because of claims arising out of the director's or officer's service to Ahmanson, Home Savings or any other subsidiary of Ahmanson.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

     4.1 Composite Certificate of Incorporation of H. F. Ahmanson & Company (filed as Exhibit 4.1 to Form 10-Q for the quarter ended June 20, 1986, Commission File Number 1-8930) and amendments thereto (filed as Exhibit 28.1 to Form 10-Q for the quarter ended June 30, 1987, Commission File Number 1-8930, and Exhibit 3.1.1 to Form 10-Q for the quarter ended June 30, 1988, Commission File Number 1-8930) (incorporated by reference).

     4.2 Bylaws of H. F. Ahmanson & Company, as amended and in effect on May 10, 1994.

     4.3 Rights Agreement, dated July 26, 1988, between H. F. Ahmanson & Company and Union Bank (filed as Exhibit 4.3 to Form 8-K dated July 26, 1988, Commission File Number 1-8930)
          (incorporated by reference).

     4.4 Form of Certificate representing shares of Common Stock (filed as Exhibit 4.5 to Form S-3 filed June 2, 1993, Registration No. 33-57218) (incorporated by reference).

    5.1   Opinion of Gibson, Dunn & Crutcher.

   23.1   Consent of KPMG Peat Marwick.

   23.2   Consent of Gibson, Dunn & Crutcher (included in Exhibit 5.1).

   24.1   Power of Attorney (included on Signature Pages).

   99.1   Form of 1993 Stock Incentive Plan (the "Plan").

   99.2   Form of Stock Option Agreement (Non-Qualified).

   99.3   Form of Restricted Stock Award Agreement.

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    SIGNATURES AND POWER OF ATTORNEY

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on May 13, 1994.

          H. F. AHMANSON & COMPANY


                                  /s/Kevin M. Twomey
                              By:   Kevin M. Twomey

                              Its:  Executive Vice President and
                                    Chief Financial Officer



          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles R. Rinehart, Fredric J. Foster, George G. Gregory and Kevin M. Twomey as his or her true and lawful attorneys-in-facts and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


           SIGNATURE                 CAPACITY           DATE


     /s/Robert H. Ahmanson           Director       May 13, 1994
      Robert H. Ahmanson


    /s/William H. Ahmanson           Director       May 13, 1994
      William H. Ahmanson


      /s/Byron Allumbaugh            Director       May 13, 1994
       Byron Allumbaugh


    /s/Richard M. Bressler           Director       May 13, 1994
      Richard M. Bressler


      /s/Lodwrick M. Cook            Director       May 13, 1994
       Lodwrick M. Cook

      /s/Richard H. Deihl
       Richard H. Deihl           Chairman of the   May 13, 1994
                                       Board


     /s/Robert M. De Kruif           Director       May 13, 1994
      Robert M. De Kruif


      /s/David S. Hannah             Director       May 13, 1994
        David S. Hannah


       /s/Delia M. Reyes             Director       May 13, 1994
        Delia M. Reyes


    /s/Charles R. Rinehart         Director and     May 13, 1994
      Charles R. Rinehart         Chief Executive
                                      Officer
                                    (Principal
                                     Executive
                                     Officer)


     /s/Elizabeth Sanders            Director       May 13, 1994
       Elizabeth Sanders


     /s/Arthur W. Schmutz            Director       May 13, 1994
       Arthur W. Schmutz


     /s/William D. Schulte           Director       May 13, 1994
      William D. Schulte


      /s/Kevin M. Twomey          Executive Vice    May 13, 1994
        Kevin M. Twomey              President
                                     and Chief
                                 Financial Officer
                                    (Principal
                                     Financial
                                     Officer)

       /s/George Miranda
                                    First Vice      May 13, 1994
        George Miranda             President and
                                     Principal
                                    Accounting
                                      Officer

                            INDEX TO EXHIBITS



 Exhibit                                         Sequentially
  Number               Description               Numbered Page

   4.1    Composite Certificate of
          Incorporation of H. F. Ahmanson &
          Company (filed as Exhibit 4.1 to Form
          10-Q for the quarter ended June 20,
          1986, Commission File Number 1-8930)
          and amendments thereto (filed as
          Exhibit 28.1 to Form 10-Q for the
          quarter ended June 30, 1987,
          Commission File Number 1-8930, and
          Exhibit 3.1.1 to Form 10-Q for the
          quarter ended June 30, 1988,
          Commission File Number 1-8930)
          (incorporated by reference).

   4.2    Bylaws of H. F. Ahmanson & Company,
          as amended and in effect on May 10,
          1994

   4.3    Rights Agreement, dated July 26,
          1988, between H. F. Ahmanson &
          Company and Union Bank (filed as
          Exhibit 4.3 to Form 8-K dated July
          26, 1988, Commission File Number 1-
          8930) (incorporated by reference).
          Form of Certificate representing
   4.4    shares of Common Stock (filed as
          Exhibit 4.5 to Form S-3 filed June 2,
          1993, Registration No. 33-57218)
          (incorporated by reference).

   5.1    Opinion of Gibson, Dunn & Crutcher.

   23.1   Consent of Independent Accountants.

   23.2   Consent of Gibson, Dunn & Crutcher
          (included in Exhibit 5.1).

   24.1   Power of Attorney (included on
          Signature Pages).

   99.1   Form of 1993 Stock Incentive Plan

   99.2   Form of Stock Option Agreement (Non-
          Qualified)

   99.3   Form of Restricted Stock Award
          Agreement